Exhibit 99.1
Ensco International Incorporated 500 North Akard Suite 4300 Dallas, TX 75201-3331 Phone: (214) 397-3000 www.enscointernational.com	News Release

Ensco International Terminates Contract for ENSCO 69 in Venezuela

Dallas, Texas, June 8, 2009 ... Ensco International Incorporated (NYSE: ESV) reported today that a subsidiary has terminated its contract for the ENSCO 69 jackup drilling rig with Petrosucre, a subsidiary of Petróleos de Venezuela S.A., the national oil company of Venezuela ("PDVSA"). Petrosucre, which has been operating ENSCO 69 since January 2009, has not returned the rig to Ensco and has notified the Company that it will continue to operate ENSCO 69.

As noted in Ensco's news release on May 11, 2009, Petrosucre has failed to pay past due invoices and Ensco submitted a notice of termination to Petrosucre, as permitted under the terms of the ENSCO 69 contract. The notice period has ended and the contract between Ensco and Petrosucre is now terminated. Ensco has removed all of its remaining employees from ENSCO 69.

As previously disclosed, Ensco has deferred revenue under the contract with Petrosucre since late January 2009, when Petrosucre took over drilling operations. Ensco's net receivable from Petrosucre is $16.9 million related to work performed prior to late January 2009, as previously disclosed in Ensco's first quarter 2009 SEC Form 10-Q. Ensco will likely fully reserve the $16.9 million net receivable and write off a $4.8 million deferred tax asset related to the prior write down of receivables. In total, this would reduce earnings by approximately $0.15 per diluted share in second quarter 2009.

As of March 31, 2009, ENSCO 69 had a net book value of $17.7 million and an insured value of $65 million under a package policy, including coverage for certain political risks, subject to a $10 million deductible. Ensco is pursuing an insurance claim under its package policy and is pursuing legal remedies for damages relating to ENSCO 69.

Ensco International Incorporated (NYSE:ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. To learn more about Ensco, please visit our website at www.enscointernational.com.

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements concerning Petrosucre's notification that it intends to continue operating ENSCO 69, the future operations in general and the resolution of the pending dispute with Petrosucre in particular, past and future contractual and package policy insurance obligations regarding ENSCO 69, and statements regarding the likely resolution of outstanding receivables, contractual disputes, litigation, legal proceedings, claims and the timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous general and specific factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, (i) the future status of ENSCO 69 in general and Petrosucre's continued operations in particular, ii) determinations regarding the validity and effectiveness of Ensco's termination notice, iii) the impact of current and future laws and regulations, decrees, ministerial and other governmental action, (iv) operational risks, (v) risks associated with offshore rig operations or rig relocations in general, and in foreign jurisdictions in particular, (vi) renegotiation, nullification or breach of contracts with customers or other parties, (vii) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation as well as repeal or modification of same, (viii) political and economic uncertainties, (ix) expropriation, nationalization, deprivation, terrorism or military action impacting our operations, assets or financial performance, (x) outcome of negotiations, litigation, legal proceedings, or claims, and (xi) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our investor relations department at 214-397-3045 or by referring to the investor relations section of our website at http://www.enscointernational.com. All information in this press release is as of today's date unless otherwise noted. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Ensco International Incorporated Sean O'Neill, 214-397-3011 Vice President, Investor Relations